                                                                   EXHIBIT 10.6

                             SHAREHOLDER AGREEMENT
                           (Sterile Recoveries, Inc.)


     This is a Shareholder Agreement among STERILE RECOVERIES, INC. (the "Company") and RICHARD T. ISEL ("Isel"), WAYNE R. PETERSON ("Peterson"), and JAMES T. BOOSALES ("Boosales"), and every other shareholder of the Company who subsequently signs this Agreement or a counterpart of it, to record their agreement regarding the transfer of shares of the Company's capital stock. The parties to this Agreement (other than the Company) collectively control all the outstanding common stock of the Company. They desire to restrict control of the Company to stabilize the Company, to protect their respective economic interests in the Company, to preserve the Company's business, and to promote the harmonious management of the Company"s affairs. Accordingly, the parties agree as follows:

1.     FORM AND INTERPRETATION

         1.1 Defined Terms. As used in this Agreement, the following defined, capitalized terms have the respective meanings ascribed to them:

                 "Agreement" means this Shareholder Agreement, as originally executed and as later amended, modified, or supplemented in accordance with its terms.

                 "Buyer" means the Company or a Shareholder that elects or is required to purchase the Stock of a Shareholder pursuant to this Agreement.

                 "Company" means Sterile Recoveries, Inc., a Florida corporation and a party to this Agreement, and includes its assignees and successors (by operation of law or otherwise).

                 "Fair Value" means a value equal to three times the average annual earnings (before taxes) of the Company for the two immediately preceding 12-month periods, as determined by the Company's independent accounting firm.

                 "Option Insurance" means the life insurance policies permitted by section 2.1.

                 "Original Shareholders" means each of Tames T. Boosales, Richar T. Isel, and Wayne R. Peterson.

                 "Prohibited Transferee" means any person who is not the Company including anyone who succeeds to the ownership of any Stock owned by a Shareholder, by operation of law or otherwise, and includes a spouse, trustee, guardian, receiver, successor by operation
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       of law, and anyone to whom stock is transferred in contravention of any option granted by this Agreement.

              "Related Party" means an Original Shareholder, a spouse or relative of an Original Shareholder, any person who, directly or indirectly controls, is controlled by, or under common control with, the Company, a spouse, relative, officer, director, or employee of any of the foregoing persons, and any entity of which any of the foregoing persons is a member, officer, director, employee, partner, trustee, or a direct or indirect beneficial owner of any equity or beneficial interest of 5% or more.

              "Remaining Shareholder" means a living Shareholder who still owns Stock.

              "Seller" means a Shareholder or a Prohibited Transferee who elects or is required by this Agreement to sell Stock.

              "Shareholder" means the original Shareholders and every other holder of Stock who subsequently signs this Agreement or a counterpart of it.

              "Stock" means the Company's common stock, $.001 par value, issued and outstanding at any time, and includes any beneficial interest in that common stock and any securities issued in exchange or substitution for that common stock that confers on the holders of those securities, as a class, the rights to vote for the election of a majority of the directors of the Company and to receive all or a portion of the current dividends and liquidating distributions of the Company, without limitation as to amount, but after the payment of dividends and distributions on any shares of capital stock entitled to preference.

              "Successor" means, with respect to any deceased Shareholder, the heir, estate, beneficiary, surviving joint tenant or tenant by the entirety, or other person who succeeds to his or her ownership of any Stock upon his or her death.

              "Transfer" means every transfer of Stock, any interest in Stock, any power to vote or to direct the voting of any Stock, and any power to dispose of or to direct the disposition of Stock, whether voluntary, involuntary, or by operation of law, and whether by gift, sale, proxy, pledge, exchange, agreement, conveyance, assignment, attachment, foreclosure, encumbrance, voting trust, hypothecation,




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       levy of execution, seizure by a receiver or trustee, testamentary or
       Intestate succession, or otherwise.

              Transfer Notice" means a written notice of a Shareholder's intention to make a Transfer that states the name and address of each proposed transferee the terms and conditions of the proposed transfer, and the maximum number of shares that the other Shareholders may include in the sale pursuant to sections 3.1-3.3, and Is accompanied by a copy of a bona fide written offer of purchase that states the purchase price, the method and terms of payment, and the contemplated closing date for the transaction.

       1.2 Headings and References. The headings preceding the text of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. All appendices referred to in this Agreement are an integral part of it and are incorporated by reference in it. Unless otherwise expressly stated, all references in this Agreement to a section or an appendix are to a section or an appendix of this Agreement.

       1.3 Complete Agreement. This Agreement records the final, complete, and exclusive understanding among the parties regarding the subjects addressed in it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by any of them.

       1.4 Severability. Whenever possible, this Agreement and each provision of it should be construed and interpreted so that it is valid and enforceable under applicable law on the date of its execution. If a provision of this Agreement, or the application of it, is held by a court to be invalid or unenforceable, however, that provision will be deemed separable from the other provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances in which it is valid and enforceable.

       1.5 Rights or Third Parties. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person except the Company, the Shareholders, and their respective heirs, assignees, successors, and personal representatives, any claim, right, remedy, or privilege under or because of this Agreement or any provision of it.

       1.6 Inclusive Words. As used in this Agreement, (a) the word "including" is always without limitation, (b) masculine and feminine words should be construed to Include correlative neuter words, (c) the word "days" refers to calendar days,



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including Saturdays, Sundays, and holidays, (d) words in the singular number include words in the plural number and vice versa, (e) the word "person" includes a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and governmental authority, as well as a natural person, and (f) every reference to Stock "owned" by a Shareholder includes all Stock that the Shareholder owns Individually or Jointly with another person. Accounting terms used, but not other-wise defined, in this Agreement are to be construed and interpreted in accordance with generally accepted accounting principles in effect on the effective date of this Agreement.

2.     OPTION INSURANCE

       2.1 Option Insurance. The Company may, but is not obligated to, purchase a policy or policies of life insurance (either term, whole life, or universal) on the life of any Shareholder, up to the maximum, aggregate amount of insurance as its board of directors deems reasonably necessary to fund all or part of the purchase price payable for the shares of Stock owned by the Shareholder upon the Shareholder's death. If it purchases a policy on the life of any Shareholder, the Company must purchase and maintain policies on the lives of the other Shareholders in pro rata amounts based on their respective stock ownership. The Company may substitute policies for existing policies, and may modify, convert, or increase the amount of coverage under any existing policy, as its board of directors considers necessary or appropriate to accomplish the intent and purposes of this Agreement. Every substitute or additional insurance policy will be subject to the provisions of this Agreement.

       2.2 Ownership of Option Insurance. Until this Agreement is terminated, and except for policies assigned in accordance with this Agreement, the Company will be the sole owner and beneficiary of all Option Insurance.
The Company may apply to the payment of premiums any earnings, dividends, or accumulated not cash surrender value under any Option Insurance. The Company may borrow funds secured by the cash value of Option Insurance, if its board of directors reasonably believes that, upon maturity of the policy, the net proceeds of the policy (after repayment of all policy loans) will equal or exceed the policy's full face value. If it determines to borrow against the cash value of any Option Insurance, the Company must borrow against all option Insurance it owns, pro rata based on the Shareholders' percentage ownership of the Company.

       2.3    Company's Fiduciary Duties.  Subject to the provisions of
section 2.2, the Company shall act in a fiduciary capacity with respect to the preservation of all Option Insurance and its cash value and shall designate in its financial records and reports that the benefits and obligations of all



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Option Insurance are subject to the provisions of this Agreement.  The Company promptly shall (a) collect all Option Insurance proceeds payable upon the death of an Insured Shareholder or the termination of an Option Insurance policy, (b) deposit the proceeds at the bank in Tampa, Florida, where the Company maintains its general operating account, in a separate trust account designated as the "Stock Purchase Account," to be used solely for the purposes of this Agreement, and (c) keep the proceeds on deposit there until they are disbursed In accordance with this Agreement. The Company's interests in the cash values and proceeds of Option Insurance are not subject to any claim of a creditor of the Company, except for a Seller, but then only to the extent that the Seller is entitled under this Agreement to have the proceeds of Option Insurance applied to pay the purchase price for his or her Stock. Instead, the rights of a creditor of the Company will attach only to the Stock acquired by the Company pursuant to this Agreement. Any excess Option Insurance proceeds that remain after paying the cash portion of the purchase price on the closing date for the Stock will be the property of the Company.

       2.4 Transfer and Termination of Option Insurance Policies. Upon the termination of this Agreement in accordance with section 7.3, each Shareholder, and the spouse, children, and parents of each Shareholder (in that order), will have the right, for 30 days after the effective date of the termination, to purchase from the Company the Option Insurance that insures the life of that Shareholder. Similarly, if a Shareholder ceases to own any Stock, the Shareholder, and the spouse, children, and parents of Shareholder (in that order), will have the right, for 30 days after the date when the Shareholder ceased to own any Stock, to purchase from the Company all Option Insurance that it owns on the life of the Shareholder. To the extent a Shareholder, or his or her spouse, children, or parents, do not exercise their foregoing rights to purchase Option Insurance on the life of the Shareholder, the Company shall promptly cancel that Option Insurance, unless the insured Shareholder expressly consents in writing to the continuation of the Option Insurance. Unless the Company as owner of the Option Insurance agrees otherwise, the purchase price for each policy of Option Insurance purchased by a Shareholder or his or her spouse, children, or parents pursuant to the rights provided In this section must be paid in cash and will be equal to the lesser of the net cash surrender value or the interpolated terminal reserve value of the Option Insurance as of the date of purchase. The Buyer and Seller of Stock pursuant to the exercise of an option granted under this Agreement may agree that the Buyer may credit against the purchase price of the Stock the purchase price for any Option Insurance on the life of the Seller that is to be purchased from the Buyer.
The owner of an Option Insurance policy shall execute and deliver to the purchaser of that policy any documents or instruments that are



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necessary or appropriate to transfer full and complete title to that policy to the purchaser.

3.     CO-SALE RIGHTS

       3.1 In General. Each Shareholder grants to the other Shareholders the right and privilege (but not the obligation) to participate in any sale of Stock owned by him, on the same terms and conditions and pro rata according to the ratio of (a) the total number of shares of Stock owned by the Shareholder who is entitled to participate in the sale (a "Participating Shareholder") , to
(b) the total amount of the Stock owned collectively before the sale by the Shareholders. if that ratio produces a number that is not a whole number, the Participating Shareholder will be entitled to participate in the sale only to the extent of the number of shares of Stock rounded down to the next lowest whole number. For example, if the ratio results in 2,000.5 shares of Stock, the Participating Shareholder will be entitled to sell only 2,000 shares of Stock. A Shareholder who intends to sell any Stock (a "selling Shareholder") has the option of (i) offering to the other Shareholder the opportunity to participate directly in the sale of Stock (the "Direct Participation Option"), or (ii) completing his sale of Stock to the third party purchaser and then offering to purchase from the Participating Shareholder the amount of Stock required by this section (the "Indirect Participation Option"). The rights granted in this section (1) apply only to sales made in accordance with the provisions of section 4 and (2) do not apply to a sale by a Shareholder to the Company or to any of the other Shareholders of any Option Shares upon the exercise of any option to purchase under section 4.

       3.2 Direct Participation Option. A selling Shareholder who selects the Direct Participation Option shall notify the other Shareholder of his proposed sale of Stock at least 15 days before the closing date of the sale, summarizing the general terms and conditions of sale and specifying the name of the purchaser, the total amount of Stock to be sold, and the maximum number of shares of Stock that the Participating Shareholder may include in the sale pursuant to the requirements of this section. A Shareholder receiving that notice shall notify the selling Shareholder, within ten days after receipt of that notice, whether he desires to participate in the sale. A Shareholder's failure to notify the selling Shareholder within that ten-day period of whether he desires to participate in the sale will constitute an election not to participate in the sale. The selling Shareholder shall arrange for a Participating Shareholder who validly exercises his Direct Participation Option (a "DPO Electing Shareholder") to be included as a party to the sale on the same terms and conditions as are applicable to the selling Shareholder. A DPO Electing Shareholder will be entitled to sell to the third




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party that number of shares of Stock derived from the following formula:

                                                               Total number of shares owned
                                                          before sale by DPO Electing Shareholder
               Total number of shares to be     X      ---------------------------------------------
                 purchased by third party              Total of amount of Stock owned before sale by
                                                         all Shareholders on a fully diluted basis


A DPO Electing Shareholder may participate in a sale and sell to the third party less than the maximum amount of shares of Stock that he Is entitled to sell pursuant to the above formula, in which case the selling Shareholder will have the right to sell the balance of the DPO Electing Shareholder's allotment.

         3.3 Indirect Participation Option. A selling Shareholder who selects the Indirect Participation Option shall notify the other Shareholder of his sale of Stock within seven days after the closing of his sale. The notice must specify the name of the purchaser, the sale terms and price per share of the Stock, the total number of shares of Stock that were sold by the selling Shareholder, and the maximum number of shares of Stock that the selling Shareholder is required to purchase from the other Shareholder. A Shareholder receiving that notice shall notify the selling Shareholder, within ten days after receipt of that notice, whether he intends to participate in the sale by the selling Shareholder. A Shareholder's failure to notify the selling Shareholder within that ten-day period of whether he desires to participate in the sale will constitute an election not to participate in the sale. A Shareholder who validly exercises his option to participate in the selling Shareholder's sale of Stock (an "IPO Electing Shareholder") will be entitled to sell to the selling Shareholder, and the selling Shareholder shall purchase from the IPO Electing Shareholder on the same terms and conditions as the selling Shareholder sold his Stock to the third party, that number of shares of Stock derived from the following formula:

                                                               Number of shares owned before
                                                          before sale by IPO Electing Shareholder
                                                       ---------------------------------------------
                   Number of shares sold           X      Total number of shares owned before sale
           to third party by selling Shareholder        by all Shareholders on a fully diluted basis



An IPO Electing Shareholder may elect to sell to the selling Shareholder less than the maximum number of shares of Stock that he is entitled to sell pursuant to the above formula.

4.       TRANSFER RESTRICTIONS

         4.1 In General. A Shareholder shall not Transfer any of his or her Stock to anyone without first delivering a Transfer Notice to the Company and every other Shareholder at least 65



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days in advance of the Transfer.  In addition, a Shareholder shall not Transfer any Stock to a Prohibited Transferee, except pursuant to a bona fide sale made in accordance with sections 4.1 through 4.7. These Transfer restrictions apply to a Transfer to a spouse, joint tenant, tenant in common, or tenant by the entirety, by operation of law or otherwise. Any Transfer of Stock in contravention of this Agreement will be invalid and ineffective. A Shareholder may Transfer his or her Stock to an inter vivos trust created by him or her for his or her benefit or the benefit of his or her spouse or lineal descendants if: (a) every trustee of the trust executed a counterpart of this Agreement and agrees to be bound by It as a Shareholder; (b) the trustees of the trust are Shareholders; and (c) the trust expressly provides that all rights and powers attendant to any Stock held by the trust (including voting rights) can be exercised only by the trustees in their sole, unfettered discretion. Notwithstanding any provision in this Agreement to the contrary, any transfer to a person whom is ineligible by law as a Subchapter S shareholder or any transfer that would cause the total number of shareholders of the Company to exceed the maximum number allowed for Subchapter S qualification purposes is strictly prohibited.

         4.2 Option to Purchase. Upon receipt of a Transfer Notice from a Shareholder of his, her, or its intention to make a Transfer to a Prohibited Transferee, or upon the occurrence of a Transfer to a Prohibited Transferee (whether voluntary, involuntary, or by operation of law, excluding death), the Company will have an option exercisable for 30 days following the date when it receives the Transfer Notice or (in the case of a Transfer that occurs without a Transfer Notice) the date when it receives written notice of the occurrence of the Transfer, to purchase all (but not less than all) the Stock that is the subject of the Transfer to the Prohibited Transferee (the "Option Shares"). If a Shareholder institutes voluntary proceedings under any bankruptcy or debtor relief law, however, the first option of the Company will arise when the bankruptcy court enters a final order authorizing or directing a sale of Stock owned by the Shareholder and must be exercised within 30 days thereafter. Any Transfer upon the death of a Shareholder is governed by section 4.6.

         If the Company does not exercise its first option, every Shareholder will have a second option, exercisable for 15 days following the effective date of the waiver or expiration of that first option, to purchase all (but not less than all) the Option Shares. If more than one Shareholder exercises this option, they shall purchase the Option Shares pro rata according to the respective number of shares of Stock owned of record by them on the effective date of the waiver or expiration of the first option. The Shareholder optionees must purchase all the Option Shares, and none of the options exercised by the Shareholders will be valid and effective unless they collectively elect to purchase all the Option Shares.



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         The foregoing options &rise automatically (without receipt of any
Transfer Notice from a Shareholder) upon (a) the appointment of a guardian for the person or property of a Shareholder, (b) an involuntary Transfer to a Prohibited Transferee, including sale pursuant to attachment, foreclosure, levy of execution, seizure by a trustee in bankruptcy, or other legal procedure, or
(c) any Transfer to a Prohibited Transferee by operation of law (excluding death). The Company and every Shareholder promptly shall notify each other of any of the foregoing events that come to their attention. The foregoing option periods will be tolled if a Shareholder who intends to make a Transfer to a Prohibited Transferee fails to deliver a Transfer Notice on a timely basis to the Company and all the other Shareholders or if a purported notice of Transfer does not satisfy the requirements of a Transfer Notice. If the foregoing options are validly exercised, the selling Shareholder shall sell the Option Shares to the Buyer in accordance with the terms and conditions of this Agreement.

         Upon the expiration of the options referred to above or the failure of the optionees to exercise their respective options to purchase all the Option Shares, the selling Shareholder may transfer the Option Shares to the Prohibited Transferee, upon the exact terms and at the exact price disclosed in the Transfer Notice delivered to the Company and the other Shareholders pursuant to this section if the transferee exercises a counterpart of this Agreement as a condition precedent to its purchase of the Stock. The selling Shareholder's right to transfer the Option Shares free of the restrictions imposed by this section will terminate on the 90th day following the waiver or expiration of the Company's option. If the sale or transfer of the Option Shares in not concluded within that 90-day period or if the price and terms of the Transfer are modified from those disclosed in the Transfer Notice delivered to the Company and the other Shareholders pursuant to this section, the selling Shareholder must comply again with the notice provisions of section 4.1 and the transfer restrictions of this section before making the Transfer. A Transfer to a transferee who does not execute a counterpart of this Agreement will be void, invalid, and ineffective.

         4.3 Purchase Price. The purchase price of any Stock to be purchased by the Company or the other Shareholders pursuant to section 4.2 will be the same as set forth in the bona fide written offer received by the selling Shareholder, except that, if the purchase arises from an involuntary Transfer, the purchase price will be the Fair Value of the Stock.

         4.4 Nonassignability and Lapsing of Option Rights. The options granted under section 4.2 cannot be assigned and will lapse immediately upon the occurrence of any of the following events: (a) the death of the optionee;
(b) an assignment by



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the optionee of all his or her Stock for the benefit of creditors; or (c) the levy under a writ of execution of all the optionee's Stock that is subject to sale under any legal procedure.

         4.5 Notice of Exercise of Option. Any party exercising an option granted under section 4.2 must give notice of exercise of the option to the President of the Company and to the Shareholder owning the Stock (or to the Prohibited Transferee to whom a Transfer of Stock has been made), stating the optionee's election to purchase all the Option Shares, and (in the case of a proposed voluntary Transfer to a Prohibited Transferee pursuant to a bona fide written offer) must tender to the Company's legal counsel to hold in escrow for the purchase 10% of the purchase price for the Option Shares. The Company shall request that its legal counsel serve as escrow agent for the purchase pursuant to the terms of an escrow agreement that is satisfactory to the legal counsel and requires the escrow agent to disburse the funds (a) to the Seller if the sale and purchase of Option Shares is consummated or (b) to the Buyer if the sale and purchase of Option Shares is not consummated. The Secretary of the Company immediately shall notify all nonselling Shareholders (in the manner specified in section 8.1) of the waiver, exercise, or expiration of the Company's 15-day option and, if the Company does not exercise its option, the total number of shares of Stock that were outstanding on the effective date of the waiver or expiration of the Company's option. Every Shareholder shall notify every party to this Agreement of every exercise of an option granted by section 4.2. Absent notice that a prior option has been waived or exercised, a junior optionee may assume that the prior option expired without exercise on the expiration date specified in section 4.2.

         4.6 Upon Death of a Shareholder. If a Shareholder dies before this Agreement terminates, the deceased Shareholder's Successor has an option (but not an obligation) to elect within 60 days after the deceased Shareholder's death to sell some or all of the deceased Shareholder's Stock to the Company for a purchase price equal to the greater of (a) the Fair Value or (b) the total proceeds received by the Company from Option Insurance on the life of the deceased Shareholder. If a deceased Shareholder's Successor elects to sell some or all of the deceased Shareholder's Stock pursuant to this section, the Company shall purchase the Stock. Each Shareholder agrees that any shares of the deceased Shareholder's Stock that the Successor does not sell to the Company pursuant to this section shall not have any voting rights. The closing of any sale and purchase of Stock under this section will take place within 75 days after the deceased Shareholder's death at the principal office of the Company at the time and on the date specified by the Successor in its election notice to the Company. If necessary to effectuate the provisions of this


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section, the Shareholders and the Company agree that they shall amend the
Company's Articles of Incorporation, effective as of the execution date of this Agreement or as soon thereafter as practicable, to include the foregoing restriction regarding the voting rights attributable to transferred shares of Stock.

         4.7 Conflict with Bylaws or Articles of Incoporation. If the Company's bylaws or articles of Incorporation grants the Company or any shareholder of the Company an option or right of first refusal to redeem or purchase Stock that is sought to be transferred or otherwise restricts the transfer of Stock, both this Agreement and the provisions of the bylaws and articles of incorporation will apply to any transfer of Stock subject to their provisions, to the extent that this Agreement does not conflict with those provisions. If a conflict exists between this Agreement and those provisions, this Agreement controls the conflict, and those provisions will be ineffective to the extent that they are inconsistent with this Agreement.

5.       CLOSING AND PAYMENT OF STOCK PURCHASES

         5.1 Closing. Except as provided in section 4.6 and, unless otherwise agreed by both the Buyer and Seller, the closing of any sale and purchase of Stock under this Agreement will take place at the principal office of the Company at such time and on such date as the Buyer specifies in its notice of exercise of the option, except that the closing date cannot be more than 30 days after the exercise date of the option.

         5.2 Payment of Purchase Price. The purchase price of Stock purchased by the Company or any Shareholder pursuant to section 4.2 or 4.3 will be payable on the closing date of the purchase as follows: (a) if the Seller has received a bona fide written offer for the Stock, the terms of payment will be the same as those set forth in the written offer; (b) if the purchase is pursuant to the death of a Shareholder, the entire purchase price will be payable in cash on the closing date, to the extent of the proceeds of any Option Insurance owned by the Company on the life of the deceased Shareholder, and the balance of the purchase price (if any) will be payable pursuant to a promissory note in substantially the form of Appendix "A"; and (c) in all other cases, and unless the Buyer and the Seller agree differently, 10% of the purchase price will be payable in cash and the balance of the purchase price will be payable pursuant to a promissory note in substantially the form of Appendix "A." The Buyer shall execute and deliver to the Seller on the closing date any promissory note required by this Agreement to be delivered in payment of any portion of the purchase price. The purchase price payable for any Stock under this Agreement includes the Stock's proportionate share of any goodwill value of the Company. in addition, the purchase price payable for any Stock of a deceased Shareholder is



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not to be adjusted to reflect any change in the Company's to net income or fair market value resulting from its receipt of Option Insurance proceeds pursuant to a death of a Shareholder that precipitates a sale and purchase of any Stock.

         5.3 Delivery of Stock. Upon a Buyer's full payment to the Seller by the Buyer of the purchase price (in cash or by promissory note or both), the Seller shall endorse in blank and deliver to the Buyer the certificates evidencing the Stock purchased, free and clear of all liens, charges, encumbrances, security interests, and adverse claims of every kind whatsoever, except for the transfer restrictions of this Agreement and any transfer restrictions imposed by state and federal securities law.

         5.4 Pledge of Stock. Until the principal and interest under any promissory note issued by a Buyer pursuant to section 5.2 are fully paid in cash, the Buyer shall secure the payment of all principal and interest under the promissory note by granting the Seller a first-priority security interest in those shares of their purchased Stock that were not fully paid in cash on the closing date of the purchase. The Buyer shall create and perfect that security interest by executing and delivering to the Seller on the closing date of the purchase (a) a Stock Pledge Agreement in substantially the form of Appendix "B," and (b) a certificate representing the shares of Stock to be pledged to the Seller, accompanied by a stock transfer power duly executed in blank by the Buyer. However, the Buyer of any Stock so pledged to a Seller will be entitled to vote the pledged shares and receive any dividends on those shares for as long as the promissory note secured by the Stock Pledge Agreement is not in default.

         5.5 Documentary Stamps. Whenever any Stock is sold pursuant to this Agreement, the Buyer shall pay all necessary documentary excise taxes and shall affix to the appropriate documents (and cancel) all requisite documentary tax stamps.

6. MANAGEMENT MATTERS

         6.1 Voting Agreement. For the term of this Agreement, the Shareholders shall exercise in every election of directors their voting and consensual rights and powers, an shareholders of the Company, to assure the election of the Original Shareholders who own at least 2% of the outstanding voting stock of the Company as directors of the Company and shall not vote to remove them from those positions. Additionally, as long as the Convertible
Demand Promissory Note dated July      , 1994, in the principal amount of
$1,000,000 (the "Note") payable by the Company to Lee R. Kemberling ("Kemberling") has not been paid in full or, if Kemberling converts the Note to Stock pursuant to the terms of the Note, and as long as Kemberling owns at least 2% of the outstanding voting Stock of the Company, the Shareholders shall exercise their voting and consensual rights and powers, as shareholders of the Company, to assure the election of Kemberling to the Company's board of directors and shall not vote to remove him from that position.

         6.2 Major Corporate Transactions. Notwithstanding anything in this Agreement to the contrary, the following actions by the Company require the consent or affirmative vote of each of the Original Shareholders, in addition to any other vote, consent, or approval required by law or otherwise:

                 (a) issue or reissue any stock or other equity securities, or any debt securities convertible into equity securities, or any rights, options, or warrants to acquire any equity securities;

                 (b) make or declare a dividend or other distribution in cash, securities, or other property on any of the Company's stock or other securities;

                 (c) amend the Company's bylaws or articles of incorporation;

                 (d)      relocate the Company's place of business;

                 (e) engage in any business other than the business now conducted by the Company or in any activity or transaction not in the usual and ordinary course of business;

                 (f) make any change in the salary of any salaried employee, grant any incentive compensation to any salaried employee, or pay any incentive compensation to any salaried employee;

                 (g) hire, terminate, or layoff any salaried employee of the Company;

                 (h) establish any new employee benefit or welfare plans or materially modify any existing employee benefit or welfare plan;

                 (i) enter into any transaction (including loans) with any Related Party, except for transactions in the usual and ordinary course of business on terms that are not less favorable than those that could be obtained in a comparable arm's length transaction with a person who is not a Related Party;

                 (j) acquire the capital stock of any corporation (including the Company) or an equity interest in any other person including, without limitation, a partnership, joint venture, limited liability company, or other operating business, the creation, acquisition, or establishment by any means of a subsidiary, and the redemption, repurchase, or other acquisition any of the Company's outstanding capital stock, except (1) as permitted or required by this Shareholder Agreement, (2) stock or other securities received in settlement of a debt that was created in the usual and ordinary course of business, and (3) certificates of deposit and readily marketable securities issued or guaranteed by the United States of America;

                 (k) a merger, dissolution, liquidation, consolidation, recapitalization, reorganization, or share exchange of or by the Company, or a sale of all or any significant part of the Company's assets (except in the usual and ordinary course of business and whether or not constituting substantially all the Company's assets);

                 (1) approve or revise the Company's annual capital budget;

                 (m) any capital expenditure not in the Company's approved annual budget (including capitalized leases and interest costs) or any capital expenditure in excess of $20,000 that is included in the Company's approved annual budget;

                 (n) create, assume, issue, or incur any indebtedness in excess of $20,000 per obligation, except for accounts payable incurred in the usual and ordinary course of business;

                 (o) extend, endorse, or guarantee, or become a surety, accommodation party, or responsible for, any indebtedness or other obligation of any other person, except for guarantees and endorsements made in connection with the deposit of items for collection or trade credit extended to customers in the usual and ordinary course of business;

                 (p) prepay, redeem, retire, or otherwise acquire for value any indebtedness in amounts greater or at times earlier than required by agreements and instruments existing on the date of this
         Agreement: other than accounts payable in the usual and ordinary course of business;

                 (q) Incur, create, enter into, or assume a commitment to enter into or make any payment under any lease, contract, arrangement, or other commit-ment (oral or written), if immediately thereafter, the aggregate of all such payments to be made in any consecutive 12-month period would exceed $5,000, unless the lease, contract, arrangement, or other commitment is terminable at will by the Company upon not more than 30 days' advance notice;

                 (r) make a gift, loan, advance, political contribution, or charitable contribution to or in any person, except loans and advances to employees of up to $2,000 for ordinary and necessary business expenses; and

                 (s) enter into any new hospital or customer contract, agreement, or arrangement.

The Company agrees that, if necessary to enforce the terms of this section, it shall amend its Articles of Incorporation, effective as of the execution date of this Agreement, to include the foregoing restrictions.

7.       GENERAL PROVISIONS

         7.1 Corporate Law Restriction. Notwithstanding anything in this Agreement to the contrary, the Company shall make payments on promissory notes issued pursuant to this Agreement only to the extent allowed by applicable Florida law. If any payments required under any promissory note issued by the Company pursuant to this Agreement exceed any limitation imposed by applicable Florida corporate law, the Company shall, and the Shareholders shall cause the Company to: (a) pay as much on the promissory note as applicable Florida corporate law allows; (b) refrain from paying any bonus compensation, declaring any dividends (in cash, stock, or other property), or making any other distributions in respect of the Stock, until the promissory note has been fully paid in cash; and (c) remain obligated to pay the remaining indebtedness on the promissory note as and when the Company's financial condition permits it to lawfully do so.

         7.2 Restrictive Legend. The Company and the Shareholders shall place on each Company stock certificate evidencing shares of the Stock subject to this Agreement a legend substantially as follows: "Transfer of the shares represented by this certificate is restricted by the provisions of a Shareholder Agreement dated July 28, 1994, among the Company and certain of its shareholders. The shares evidenced by this certificate cannot be transferred except as provided In that Shareholder Agreement. The Company will furnish to any Shareholder, upon request and without charge, a full statement of these restrictions."

         7.3 Termination of Agreement.. This Agreement will terminate automatically upon the occurrence of any of the following events:

                 (a) dissolution of the Company (unless the Company is reinstated within 90 days after an involuntary dissolution);

                 (b) the merger of the Company into another corporation, a share exchange in which the Company becomes a subsidiary of another corporation, or a sale of all or substantially all the assets or outstanding voting stock of the Company to one or more Prohibited Transferees;

                 (c) the execution by all the parties bound by this Agreement of an agreement of termination; or

                 (d) the ownership by a single Shareholder of all the outstanding Stock subject to this Agreement.

Termination pursuant to clause (a) above will be effective on the effective date of dissolution. Termination pursuant to clause (b) above will be effective on the closing date of the applicable transaction. Termination pursuant to clause (c) above will be effective, as of the date specified in the agreement of termination. Termination pursuant to clause (d) above will be effective on the date of the death of the last Shareholder or sale of Stock that results in only one remaining Shareholder. Notwithstanding the foregoing provisions of this section 7.3, this Agreement will survive any termination until: (i) every promissory note issued pursuant to this Agreement has been fully paid in cash; and (II) every other obligation of the Company to purchase a Shareholder's Stock that arose before the termination of this Agreement has been fully discharged.

         7.4 Prohibited Action. Except as otherwise provided in this Agreement, a Shareholder shall not (a) pledge or otherwise encumber any of his, her, or its Stock as security for any loan or other indebtedness, (b) create a voting trust with respect to his, her, or its Stock, (c) grant a proxy or irrevocable proxy with respect to his, her, or its Stock, or (d) otherwise subject his, her, or its Stock to any other voting agreement or shareholder agreement, unless the pledge or encumbrance in approved in writing in advance by all the other Shareholders or the proxy, trust, or agreement confers all rights and powers with respect to the Stock (including voting rights) on a party to this Agreement and permits that party to exercise all rights and powers attendant to the subject Stock in his, her, or its sole, unfettered discretion.

         7.5 Company Distribution of Net Income. To the extent such distributions are allowed by applicable Florida law, before April 1 of each year during the term of this Agreement, the Company shall distribute to its shareholders that percentage of its annual net income for the preceding calendar year equal to five percent above the highest marginal income tax rate for ordinary income imposed on individuals by the Internal Revenue Code of 1986, as amended, unless the distribution of a greater percentage of income is unanimously approved by the Original Shareholders, as well as approved by other requisite shareholder action.

8.       MISCELLANEOUS

         8.1 Notices. Every notice, request, demand, consent, approval, or agreement required or permitted by this Agreement will be validly given only if it is in writing and delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and addressed by the sender to every requisite recipient at his address set forth below, or at such other address as a party subsequently designates by notice to the other parties that is given and effective in accordance with the provisions of this section. Except for Transfer Notices and other notices of transfer that this Agreement expressly provides are effective only on receipt, a validly given notice, request, demand, consent, approval, or agreement will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid United States mail. Each party promptly shall notify the others of any change in its mailing address set forth below.

         8.2 Binding Effect. This Agreement inures to the benefit of, and is binding on, the parties' respective heirs, successors, and assignees. If a Shareholder's spouse owns Stock during the term of this Agreement, the rights and obligations created by this Agreement apply to the spouse and his or her Stock during the term of this Agreement to the same extent as they apply to the Shareholder and his or her Stock.

         8.3 Modification and Assignment. A waiver, amendment, extension, cancellation, or modification of this Agreement or any provision of it will be valid and effective only if it is in writing and signed by each party to this Agreement. This Agreement is not assignable by any party without the prior written consent of the other parties, and any attempted assignment by a party without the prior written consent of the other parties will be invalid and unenforceable against the other parties. If a party validly assigns this Agreement, all references to the party in this Agreement will include his or her assignee.

         8.4 Arbitration of Disputes. If any dispute arises with respect to this Agreement between two or more of the parties to it, each party to the dispute shall use its best efforts to resolve the dispute. If, after 30 days the dispute has not been resolved, any of the parties may elect to submit the dispute to mediation by an independent certified circuit civil mediator selected jointly by the parties by giving notice to the other parties of its election to mediate (the "Mediation Notice"). If a party elects to mediate a dispute, the other parties must mediate the dispute, although the result of the mediation will not be binding on either party. If the parties fail to jointly select a mediator within 20 days after the effective date of the Mediation Notice, each party shall submit to the other party a proposed list of not less than eight certified circuit civil mediators to mediate the dispute within 35 days after the effective date of the Mediation Notice. A party who fails to submit a proposed list of mediators within the prescribed 35-day period waives the right to select a mediator and the other party may select the mediator. If both parties timely submit their proposed lists of mediators, each party shall select two mediators from the other party's list and the Company's regular legal counsel shall blindly select the mediator from a box containing the names of each mediator so selected on a "3 x 5" card. The mediator shall convene a meeting of the parties to the dispute within 60 days after his or her appointment.

         Any party to a dispute that arises with respect to this Agreement may elect to submit the dispute to binding arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code and the Florida Evidence Code after the conclusion of the mediation of the dispute by giving the other parties a notice of arbitration in accordance with section 8.1 (the "Arbitration Notice"). If the parties do not resolve the dispute through mediation, arbitration will be the sole and exclusive method of resolving the dispute. All parties must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the dispute, except to obtain an equitable remedy.

         The parties shall make every effort to select a mutually acceptable Florida corporate lawyer who is rated "AV" by Martindale-Hubbell law directory to arbitrate the dispute. If within 10 days after the effective date of the Arbitration Notice the parties are unable to select such an arbitrator, an arbitration panel will be selected. The arbitration panel will consist of three arbitrators selected by agreement of the parties to the dispute. At least one of the arbitrators must be a Florida corporate lawyer who is rated "AV" by Martindale-Hubbell law directory. Each party shall select an arbitrator within 20 days after the effective date of the Arbitration

Notice. A party who fails to select an arbitrator within the prescribed 20-day period waives the right to select an arbitrator, and the arbitrators chosen by the other parties will constitute the "arbitration panel" for purposes of this Agreement. If each party selects an arbitrator, the two arbitrators so selected shall select the third arbitrator.

         Every mediator or arbitrator must be independent (not a lawyer or relative of a party to this Agreement or an officer, director, employee, or shareholder of the Company) without any economic or financial interest of any kind in the outcome of the mediation or arbitration. Each arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes
(1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

         Within 60 days after the effective date of their election or appointment, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Clearwater, or St. Petersburg, Florida, as the arbitration panel designates upon 45 days' advance notice to the parties to the dispute. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to all the parties to the dispute and, upon the pleading of any party to the dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of any damages. The arbitration panel shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.


         8.5 Legal Proceedings; Governing Law. Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Pinellas County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Pinellas County, Florida, for state court proceedings, and the Middle District of Florida, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Pinellas County, Florida, or the Middle District of Florida, is an improper or inconvenient venue. EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

         In any mediation, arbitration, or litigation (including appellate proceedings) arising out of this Agreement;, the losing party shall reimburse the prevailing party, on demand, for all costs and expenses (including legal fees, costs, and expenses) that are incurred by the prevailing party as a result of the mediation, arbitration, or litigation. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.

         8.6 Execution and Effective Date. The parties may execute this Agreement in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement. This Agreement will become effective with respect to the original parties to it as of its stated execution date, when each of those parties has executed and delivered to the others a counterpart of this Agreement. This Agreement will become effective as to every ensuing shareholder when he, she, or it executes a counterpart of this Agreement and agrees to be bound by it as a Shareholder.

         8.7 Time of Essence. Time is of the essence with respect to the exercise and performance of the parties' respective rights and duties under sections 2.3, 2.4, 3.1-3.3, 4.1-4.3, 4.6, 5.1-5.5, and 6.1-6.6.

EXECUTED:        July 28, 1994, In Tampa, Florida.

                [signatures continued on next page]

                                         STERILE RECOVERIES, INC.
                                         28100 U.S. Highway 19 North
                                         Suite 201
                                         Clearwater, FL 34621

ATTEST:                                  BY: /s/ Richard T. Isel   (SEAL)
                                             -----------------------
                                             Richard T. Isel
                                             President
/s/ James T. Boosales
- -----------------------------
Secretary

WITNESSES:                               SHAREHOLDERS

                                         /s/ JAMES T. BOOSALES
- -----------------------------            ----------------------
                                         JAMES T. BOOSALES
- -----------------------------            13561 Verde Drive
(As to Mr. Boosales)                     Palm Beach Gardens,
                                         Florida 33410
- -----------------------------
                                         /s/ RICHARD T. ISEL
- -----------------------------            -----------------------------
(As to Mr. Isel)                         RICHARD T. ISEL
                                         3505 Turtlebrooke
                                         Clearwater, Florida 34621

                                          /s/ WAYNE R. PETERSON
- -------------------------------           -----------------------------
                                          WAYNE R. PETERSON
- -------------------------------           2779 Camden Road
(As to Mr. Peterson)                      Clearwater, Florida 34619

                                                                    APPENDIX "A"




                     [NOTE: FLORIDA DOCUMENTARY STAMP TAXES
              ARE PAYABLE UPON EXECUTION OF THIS PROMISSORY NOTE]

                                PROMISSORY NOTE


$[Principal Amount]                                    [Closing Date], 199[  ]
                                                     Clearwater, Florida

     The undersigned ("Payor"), for value received, promises to pay to the order of [ Name of Seller ] ("Payee") or to any subsequent holder of this Note, at [Seller's Address], or at such other place as the holder of this Note designates by notice to Payor, in legal tender of the United States of America,
the principal amount of [           ] AND   /100 ($[   ]), together with simple
interest on the unpaid principal amount, from the date of this Note until it becomes due and payable, at a fixed annual rate of 1.5% above the "Base Rate" (as defined below) on the date of this Note. Payor shall pay the principal amount of this Note in three, equal, consecutive, annual installments on each
anniversary of the date of this Note, beginning on [      ], 199[   ], and
ending on [     ], 199[ ], when a final payment of all accrued interest and outstanding principal under this Note will be due and payable. Payor shall pay the accrued interest on this Note concurrently with each installment of principal.

     For purposes of this Note, the "Base Rate" means the general level of the base rate charged on corporate loans at large United States money center commercial banks that is published in The Wall Street Journal as the "prime rate" or, if The Wall Street Journal ceases to publish that rate, the rate of Interest set and announced by Nations Bank of Florida, N.A. as its "base rate" or "prime rate."

     Interest is payable on demand on each overdue Installment of interest or principal from the date when due until paid at an annual rate equal to the greater of 18% or the highest annual rate of interest then allowed by applicable Florida law. If any interest or principal is or becomes due and payable on a day that is a Saturday, Sunday, or holiday observed by financial institutions in Tampa, Florida, the due date of the payment will be extended automatically to the next succeeding day that Is not a Saturday, Sunday, or holiday observed by financial Institutions in Tampa, Florida, and, during the extension, Payor shall pay interest on the outstanding principal amount at the rate specified for the payment of interest before maturity. Each payment on this Note will be applied first to accrued interest then to principal.

     This Note is issued in connection with the purchase by Payor from Payee of shares of common stock of Sterile Recoveries, Inc. (the "Company"), a Florida
corporation, pursuant to a Shareholder Agreement dated July   , 1994, among the
Company and certain shareholders of the Company. Payor shall prepay this Note to the extent of all proceeds received by Payor upon Payee's death from any insurance owned by Payor on the life of Payee. Until this Note has been paid in full, Payor shall remit to Payee promptly (and in any event within 48 hours after receipt) all proceeds of any insurance owned by Payor on the life of Payee, in the form received (except for any endorsement or assignment required to transfer it to Payee), for application to the amounts due under this Note. Payor otherwise may prepay this Note in full at any time or in part from time to time, without penalty, premium, or prior notice to the holder of this Note, in integral multiples of $100.

     The occurrence of one or more of the following events will constitute a "Default" under this Note:

          (a) The nonpayment of any interest or principal under this Note within five days after it is due;

          (b) The death of the Payor, if the Payor Is a natural person;

          (c) The dissolution, liquidation, or termination of Payor, if Payor is not a natural person (except for an involuntary dissolution of a corporation by the Department of State of Florida that is subsequently reinstated within 90 days);

          (d) The insolvency, appointment of a trustee or receiver for Payor, or filing by Payor (or by a creditor against Payor) of a petition seeking relief under any bankruptcy or debtor relief law; or

          (e) If the Payor is the Company, a merger of the Company into another corporation, a share exchange pursuant to which the Company becomes a subsidiary of another corporation, or a sale of substantially all the assets or voting stock of the Company to a third party.

If a Default occurs, the holder of this Note, without advance notice to Payor, may accelerate the maturity of this Note and declare the entire unpaid principal amount of this Note and all accrued interest on it to be immediately due and payable, and the holder of this Note may otherwise proceed to protect its rights in the manner provided by applicable law.

     [NOTE: Include the following paragraph only if the Payor is the Company.]


     Notwithstanding anything in this Note to the contrary, Payor shall pay installments of principal and interest due under this Note only If and to the extent that payment of a distribution to its shareholders could then be made under applicable Florida law. If any payments required under this Note exceed any limitation imposed by applicable Florida law, Payor shall: (a) pay as much of each payment as applicable Florida law allows; (b) refrain from declaring any dividends (in cash, stock, or other property) or making any other distributions in respect of its common stock, until the payment has been fully paid in cash; and (c) remain obligated to pay the remaining indebtedness of this Note as and when Payor's financial condition permits it to lawfully do so.

     Payor and every other person liable at any time for payment of this Note
(i) waive presentment, protest, notice of protest, and notice of dishonor, (ii) consent to all extensions and renewals of this Note (as a whole or in part) and all delays in time of payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without notice to or further consent of Payor, (ii) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Pinellas County, Florida, (iv) stipulate that the proper, exclusive, and convenient venue for any legal proceeding relating to the enforcement of this
Note is Pinellas County, Florida, for a state court proceeding, and the Middle District of Florida, for a federal district court proceeding, and (v) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient. Payor shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note, including all attorneys' fees, costs, and expenses incurred in connection with all matters of interpretation, enforcement, and collection, whether or not pursuant to litigation or before or after demand for payment, and regardless of whether incurred before, during, or after trial, appellate, mediation, arbitration, bankruptcy, or judgment-execution proceedings.

     Every demand or notice required or permitted by this Note will be valid only if it is in writing and delivered personally or by telex, telecopy, telegram, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and whether or not a return receipt is requested or received by the sender), and addressed, If to Payor, at Payor's address listed below, and if to Payee, at the address specified in the first paragraph of this Note, or at such other address as Payor or the holder of this Note may have designated to the other by notice given in accordance with this paragraph. A validly given demand or notice will be effective on the earlier of its receipt, if delivered personally or by telex, telecopy, telegram, or com-mercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail. Each party promptly shall notify the other of any change in its mailing address listed in this Note.


DUE: [         ], 199[  ]


                   [SIGNATURE BLOCK FOR INDIVIDUAL PURCHASER]


WITNESSES:                           -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Address:
                                             ---------------------------------
- ------------------------------      ------------------------------------------

- ------------------------------


STATE OF FLORIDA
COUNTY OF PINELLAS

     The foregoing document was acknowledged before me on _______, 199_ , by ___________, who is personally known to me or has produced ______________ as identification.
                                                 ---------------------------
                                                    Notary Public

                         --------------------------------


                 [SIGNATURE BLOCK FOR COMPANY, IF IT IS PAYOR]


                                        STERILE RECOVERIES, INC.
                                        28100 U.S. Highway 19 North
                                        Suite 201
                                        Clearwater, Florida 34621

WITNESSES:                        By:
                                     ---------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
- -----------------------                   ------------------------------

- -----------------------

STATE OF FLORIDA
COUNTY OF PINELLAS

     The foregoing document was acknowledged before me on _______ , 199_, by _____________, as _____________ of Sterile Recoveries, Inc., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced _______________ as identification.

                                                -------------------------------
                                                Notary Public

                                                                    APPENDIX "B"




                             STOCK PLEDGE AGREEMENT


     This Stock Pledge Agreement (this "Agreement") Is executed by [Name of Buyer] ("Debtor") and [Name of Seller] ("Secured Party").

                                   BACKGROUND

     Pursuant to a Shareholder Agreement dated July   , 1994, Secured Party sold
to Debtor [ No. of Shares] shares of the common stock of Sterile Recoveries, Inc. (the "Company"), a Florida corporation. Debtor has executed and delivered to Secured Party a promissory note dated on or about the date of this Agreement payable by Debtor to the order of Secured Party in the principal amount of
$[    ] (the "Note") as partial payment of the purchase price or that common stock. The Shareholder Agreement requires Debtor to grant to Secured Party a security interest In certain shares of the Company common stock purchased by Debtor to secure the prompt payment of the Note.

                                OPERATIVE TERMS

    Debtor and Secured Party agree as follows:

     1. Grant of Security Interest. To secure the prompt and punctual payment of (a) the Note, (b) all costs of collection, and (c) all costs incurred in connection with realizing the value of the security provided by this Agreement if the Note is in Default (including without limitation appraisal fees, broker-dealer fees, and attorneys' fees) (collectively, the "Liabilities"), Debtor grants to Secured Party a first security interest in (i) [No. of Shares] shares of the Company's common stock, $.001 par value, that are registered in Debtor's name on the stock transfer records of the Company and are listed on
Schedule I to this Agreement (the "Shares"), (ii) all additional shares or other property or securities that are receivable or otherwise distributable at any time and from time to time in respect of, or in exchange or substitution for, the Shares, and (iii) all proceeds of the foregoing. As used in this Agreement, the term "Collateral" refers to all the property described in this section 1, as well as any part of it or any interest in it.

     2. Delivery of Shares. To perfect the security interest granted above, Debtor shall deliver to Secured Party immediately following its execution and delivery of this Agreement, and thereafter promptly upon its receipt of any Collateral, the certificates or other muniments of title evidencing Debtor's ownership of the Collateral. Upon delivery to Secured Party, each stock certificate must be either duly indorsed in blank by Debtor or accompanied by a stock transfer power duly executed in blank by Debtor. Each delivery of Collateral re-quired by this section must be accompanied by a schedule specifying the number of shares or other property or securities.

     3. Assurances. Debtor covenants to Secured Party that, except for the security interests granted to Secured Party by this Agreement: (a) Debtor is and will be the sole legal and equitable owner of the Collateral given to Secured Party; (b) the Collateral is and will be free and clear of all liens, assessments, encumbrances, adverse claims, and security interests of every kind and nature; (c) Debtor has authority to deliver, assign, convoy, pledge, and transfer the Collateral to Secured Party under this Agreement; and (d) Debtor has not and will not sell, assign, convey, pledge, transfer, hypothecate, or in any other way encumber or dispose of the Collateral.

     4. Voting and Other Rights. As long as Debtor is not in Default and subject to the valid exercise of Secured Party's rights and remedies under the Uniform Commercial Code in effect for the State of Florida in the event of Default, Secured Party shall not transfer any Collateral into its name or any other person's name, and Secured Party will not be entitled to exercise the voting and consensual rights and powers attendant to the Shares. However, Secured Party is entitled to receive for application to the amounts due under the Liabilities every dividend or other distribution that is paid or made in respect of the Shares during the term of this Agreement. Until the Liabilities have been fully paid, Debtor shall hold all cash or other property that it receives as a dividend or other distribution in respect of the Shares under an express trust for the sole benefit of Secured Party and immediately deliver that cash or property to Secured Party within 48 hours after Debtor receives it in the form received (except for any indorsement or assignment required to transfer it to Secured Party) for application to the amounts due under the Liabilities. After and during the continuance of a Default by Debtor, (a) Secured Party, upon notice to Debtor and the Company, will have the sole and absolute right to exercise all the voting and consensual rights and powers of the Shares, even if the Shares are not registered in its name, (b) upon request and delivery to the Company of the certificates evidencing the Shares, Secured Party may register all or any portion of the Shares in its or its nominee's name, and the Company promptly shall register the transfer of those Shares so requested, and (c) when those Shares have been registered in the name of Secured Party, Secured Party will be (i) vested with, and will have the exclusive and irrevocable right and authority to exercise, all voting and consensual rights and powers attendant to those Shares and (ii) entitled to receive and retain all dividends and other distributions made by the Company on account of those Shares.

     5. Default Remedies. The occurrence of any of the following events will constitute a "Default" under this Agreement and the Liabilities (notwithstanding any provision to the contrary in any agreement, instrument, or other document evidencing any of the Liabilities):
(a) any event occurs that constitutes a "Default" under the Note; (b) Debtor fails to perform any of its obligations under this Agreement; or (c) any representation or warranty made by Debtor to Secured Party in this Agreement is or becomes false or misleading in any material respect. At any time after a Default, Secured Party, at its option, without notice to Debtor, may (i) accelerate the maturities of all or any of the Liabilities (notwithstanding the provisions of them) and declare them to be immediately due and payable, and
(ii) exercise from time to time all rights and remedies of a secured creditor under applicable law, including the Uniform Commercial Code in effect for the State of Florida. Secured Party may exercise any of its rights or remedies serially, wholly, partially, or collectively, and the exercise of any one right does not preclude the exercise of any other right. Any notice of sale, disposition, or other intended action by Secured Party that is given to Debtor at its address specified in this Agreement at least ton calendar days before the action is taken will constitute reasonable notice of disposition to Debtor. Expenses of holding, preparing for sale, and the like include Secured Party's attorneys' fees, costs, and expenses. Secured Party may apply any proceeds from a disposition of any Collateral toward payment of any of the Liabilities, In such order of application as Secured Party elects in its sole discretion, and Debtor is liable to Secured Party for any deficiency between the proceeds realized upon any disposition of the Collateral and the amount of the Liabilities remaining unpaid. Secured Party may exercise its right to collect the Liabilities, and to enforce any other security for them, before or after taking any action under this Agreement. Debtor promptly shall pay to Secured Party all costs incurred by Secured Party in collection of the Liabilities and enforcement of its rights under this Agreement.

     Because of Debtor's position in relation to the Shares, or because of the nature of the transaction by which Debtor acquired the Shares, or because of other present or future circumstances, a disposition of the Shares permitted under this Agreement might be restricted by the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission under that Act (collectively, the "Federal Securities Laws"). Debtor acknowledges that compliance with the Federal Securities Laws could very strictly limit the extent or manner of disposition of the Shares by Secured Party or any subsequent transferee. Similarly, other legal restrictions or limitations on disposition of the Shares might be imposed by applicable Blue Sky or other state securities laws. Debtor releases Secured Party from all liability as a result of a sale of the Shares at any private sale. Debtor waives any claim against Secured Party arising because the price at which the Shares might be sold at a private sale is less than the price that might have been obtained at a public sale or is less than the aggregate amount of the Liabilities, even if Secured Party accepts the first offer received and does not offer the Shares to more than one prospective purchaser. However, Secured Party shall use reasonable effort for 20 calendar days to dispose of the Shares at the highest obtainable price. Without limiting the generality of the foregoing and merely as an example, the foregoing provisions would apply if Secured Party was to place the Shares for private placement by an Investment banking firm, or if the investment banking firm purchased the Shares for its own account, or if Secured Party sold the Shares privately to one or more purchasers.

     6. Termination. This Agreement and the security interest of Secured Party under it will terminate when the Liabilities are paid and performed in full, but only if Debtor does not file (and no creditor of Debtor files against Debtor), within 91 calendar days after the first date when all the Liabilities are paid and performed in full, a petition seeking relief under any bankruptcy or debtor relief law and a claim for recovery or repayment of any amount paid on the Liabilities or for avoidance of any security interest in the Collateral. An affidavit or written statement of Secured Party, or any duly appointed agent or attorney-in-fact for Secured Party, that shows or asserts that any principal or interest under the Note or Liabilities remains unpaid will constitute presumptive evidence of the continuing effectiveness of this Agreement, and any interested person is authorized to rely on it. Upon termination of this Agreement, Secured Party shall reassign and deliver to Debtor the Collateral that is then held by Secured Party under this Agreement and has not been sold or otherwise applied pursuant to the terms of this Agreement.

     7. Legal Proceedings. The validity, construction, enforcement, and Interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflict with laws of other jurisdictions. Debtor consents to the personal jurisdiction of the state and federal courts having jurisdiction in Pinellas County, Florida, stipulates that the proper, convenient, and exclusive venue for any legal proceeding pertaining to this Agreement is Pinellas County, Florida, for state court proceedings, and the Middle District of Florida, for a federal district court proceeding, and waives any defense, whether asserted by notion or pleading, that those venues are improper or inconvenient. In any legal proceeding between Debtor and Secured Party that pertains to the validity or enforcement of this Agreement or Secured Party's security interest. In the Collateral granted under it, the losing party shall pay the prevailing party, on demand, for all costs that are incurred by the prevailing party as a result of the legal proceeding.

     8. Notices. Each notice required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telex, telecopy, telegram, commercial courier, or first class, postage prepaid United States mail (whether or not certified or registered and regardless of whether a return receipt is received or requested by the sender) and addressed by the sender to the party who is the intended recipient at the address listed for that party in this Agreement, or to such other address as the party may have designated by notice given to the other party in accordance with the provisions of this section. A validly given notice will be effective on the earlier of its receipt, if delivered personally or by telex, telecopy, telegram, or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by United States mail. Each party promptly shall notify the other of any change in its mailing address listed In this Agreement.

     9. Miscellaneous. Time is of the essence of this Agreement. This Agreement will become effective as of its stated date of execution, when it has been executed by Debtor and Secured Party. Any waiver, amendment, modification, or termination of this Agreement will be valid and effective only if it is in writing and signed by Debtor and Secured Party. In addition, a written waiver of a Default under this Agreement will not operate as a waiver of any other Default or of a succeeding Default under the same provision or as a waiver of the provision itself. A delay, omission, or course of dealing on the part of Secured Party in exercising any right, power, or remedy will not operate as a waiver of it, except when this Agreement expressly requires the right, power, or remedy to be exercised within a specified time, and a single or partial exercise by Secured Party of any right, power, or remedy does not preclude any further exercise of it or to the exercise of any other right, power or remedy. The exercise or nonexercise by Secured Party of any right, power, or remedy does not constitute a waiver of a Default by Debtor under this Agreement. As used in this Agreement, (a) the word "including" in always without limitation, (b) words in the singular number include words of the plural number and vice versa, (c) neuter words should be construed to include correlative feminine and masculine words, and (d) the word "costs" includes all the fees, costs, and expenses of experts, witnesses, collection agents, and supersedeas bonds, and all attorneys' fees, costs, and expenses, whether incurred before, during, or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, bankruptcy, arbitration, or judgment-execution proceedings. This Agreement inures to the benefit of Secured Party and its assigns and successors and is binding on Debtor and its assigns and successors.

EXECUTED: ________________, 199_, in Tampa, Florida.

                      [SIGNATURE BLOCK FOR NATURAL PERSON]


WITNESSES:                              ------------------------------
                                        Name:
Address:                                     -------------------------
        ------------------------
- --------------------------------        ------------------------------

- --------------------------------


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH
    The foregoing document was acknowledged before me on ________________, 199_, by ____________________, who is personally known to me or has produced ___________________ as identification.

                                 -------------------------------
                                 Notary Public


                                 -------------------------------


                       [SIGNATURE BLOCK FOR CORPORATION]

                                        [NAME OF CORPORATION]


WITNESSES:                             By:
                                          ----------------------------
                                          Name:
- -----------------------------                  -----------------------
Title:
      -----------------------
Address:
      ------------------------
- ------------------------------            ----------------------------

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing document was acknowledged before me on _____________, 199_, by ____________________, as _______________ of______________________,
Inc. __________, a [________] corporation, on behalf of the corporation. He/She is personally known to me or has produced ___________________ as identification.


                                 --------------------------------
                                 Notary Public

                                                               SCHEDULE I


                                 PLEDGED SHARES
                          ------------------------

                        Description of        No. of          Stock
     Name of Debtor        Securities          Shares        Cert. No.
     --------------     ---------------      ----------      -----------
                        Common stock,
                        $.001 par value,
                        of Sterile
                        Recoveries, Inc.

                       AMENDMENT TO SHAREHOLDER AGREEMENT



    This Amendment to Shareholder Agreement (this "Amendment") amends the Shareholder Agreement (the "Shareholder Agreement") dated July 28, 1994, among Sterile Recoveries, Inc. (the "Company"), Richard T. Isel, Wayne R. Peterson, and James T. Boosales as "Original Shareholders" and other shareholders who subsequently have signed counterparts to the Shareholder
Agreement.   The undersigned shareholders of the Company agree as follows:

    1.   Section  7.3.    The following is added as the last sentence of
Section 7.3:

    This Agreement will also terminate automatically on the completion of a registered offering of the Stock under the Securities Act of 1933.

    2.   Section  8.3.    The first sentence of Section 8.3 is modified to
state as follows:

    A waiver, amendment, extension, cancellation, or modification of this Agreement or any provision of it will be valid and effective only if it is in writing and signed by Lee R. Kemberling and each party to this Agreement who is an Original Shareholder.

    3. Full Force and Effect. Except as modified by this Amendment, the Shareholder Agreement remains in full force and effect in accordance with its terms.

    4. Counterparts. The parties may execute this Amendment in counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, together, will constitute the same agreement.


EXECUTED:  as of February 20, 1996


/s/ Richard T. Isel              /s/ Bert T. Martin, Jr.
- -----------------------------    ----------------------------
RICHARD T. ISEL                  BERT T. MARTIN, JR.

/s/ Wayne R. Peterson            /s/ Jeffrey Isel
- -----------------------------    ----------------------------
WAYNE R. PETERSON                JEFFREY ISEL

/s/ James T. Boosales            /s/ David S. Felman
- -----------------------------    ----------------------------
JAMES T. BOOSALES                DAVID S. FELMAN

/s/ Lee R. Kemberling
- -----------------------------
LEE R. KEMBERLING

                          STERILE RECOVERIES, INC.

                      JOINDER IN SHAREHOLDER AGREEMENT

                  (to be appended to Shareholder Agreement)




    The undersigned joins in the foregoing Shareholder Agreement of Sterile Recoveries, Inc., a Florida corporation, dated July 28, 1994, among James T. Boosales, Richard T. Isel, and Wayne R. Peterson, and agrees to be bound by its terms.




EXECUTED:  September 13, 1995
                                                   /s/ LEE R. KEMBERLING
                                             ---------------------------------
                                                       LEE R. KEMBERLING

                          STERILE RECOVERIES, INC.

                      JOINDER IN SHAREHOLDER AGREEMENT

                  (to be appended to Shareholder Agreement)




    The undersigned joins in the foregoing Shareholder Agreement of Sterile Recoveries, Inc., a Florida corporation, dated July 28, 1994, as amended, among James T. Boosales, Richard T. Isel, and Wayne R. Peterson, and agrees to be bound by its terms.




EXECUTED:  as of February 26, 1996                /s/ CLAYTON W. PAGE
                                             ---------------------------------
                                                      CLAYTON W. PAGE

                          STERILE RECOVERIES, INC.

                      JOINDER IN SHAREHOLDER AGREEMENT

                  (to be appended to Shareholder Agreement)




    The undersigned joins in the foregoing Shareholder Agreement of Sterile Recoveries, Inc. (the "Company"), a Florida corporation, dated July 28, 1994, among the Company, James T. Boosales, Richard T. Isel, Wayne R. Peterson, and Lee R. Kemberling, and agrees to be bound by its terms as a shareholder of the Company.




EXECUTED:  December 15, 1995

                                                  /s/ DAVID S. FELMAN
                                             ---------------------------------
                                                      DAVID S. FELMAN


                                                  /s/ J. JEFFERY ISEL
                                             ---------------------------------
                                                      J. JEFFERY ISEL


                                                /s/ BERTRAM T. MARTIN, JR.
                                             ---------------------------------
                                                    BERTRAM T. MARTIN, JR.